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                                                                     Exhibit 5.1





                                                                   July 16, 2002




The St. Paul Companies, Inc.,
      385 Washington Street,
           St. Paul, Minnesota  55102.

St. Paul Capital Trust II,
      c/o The St. Paul Companies, Inc.,
           385 Washington Street,
                St. Paul, Minnesota  55102.

Dear Sirs:

     In connection with the registration under the Securities Act of 1933 (the "Act") of $2,000,000,000 aggregate amount of (a) senior and subordinated debt securities; preferred stock; depositary shares; common stock, without par value; warrants; stock purchase contracts and units (collectively the "Securities") of The St. Paul Companies, Inc., a Minnesota corporation (the "Corporation"); (b) preferred securities (the "Preferred Securities") representing an undivided beneficial interest in the assets of St. Paul Capital Trust II, a Delaware business trust (the "Trust"); and (c) the guarantee by the Corporation, on
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The St. Paul Companies, Inc.
St. Paul Capital Trust II                                                 -2-


a subordinated basis, of the payment of distributions and the redemption or liquidation price of the Preferred Securities (the "Guarantee"), I, as legal counsel to the Corporation, have examined such corporate records, certificates and other documents and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, I advise you that, in my opinion:

     (1) Debt Securities. The indenture relating to the senior debt securities, dated as of March 12, 2002 (the "Senior Debt Indenture"), between the Corporation and JP Morgan Chase Bank, as trustee (the "Trustee"), has been duly authorized, executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors'
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The St. Paul Companies, Inc.
St. Paul Capital Trust II                                                 -3-

rights and to general equity principles. When the Registration Statement has become effective under the Act, the indenture relating to the subordinated debt securities has been duly authorized, executed and delivered substantially in the form filed as an exhibit to the Registration Statement, the terms of the senior or subordinated debt securities, as the case may be, to be issued under an indenture and the terms of their issuance and sale have been duly established by all necessary corporate action in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation and the senior or subordinated debt securities, as the case may be, have been duly authorized, executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, the senior or subordinated debt securities, as the case may be, will constitute valid and legally binding
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The St. Paul Companies, Inc.
St. Paul Capital Trust II                                                 -4-

obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The senior and subordinated debt securities covered by the opinion in this paragraph include any senior or subordinated debt securities, as the case may be, that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

     (2) Preferred Stock. When the Registration Statement has become effective under the Act, the terms of the preferred stock and of its issuance and sale have been duly established by all necessary corporate action in conformity with the Corporation's restated articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, an appropriate certificate of designation or statement, as applicable, with respect to the preferred stock to be

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The St. Paul Companies, Inc.
St. Paul Capital Trust II                                                 -5-

issued and sold has been duly filed with the Secretary of State of the State of Minnesota and when the preferred stock has been duly authorized, issued and sold as contemplated by the Registration Statement, the preferred stock will be validly issued, fully paid and non-assessable. The preferred stock covered in the opinion in this paragraph includes any preferred stock that may be represented by depositary shares or may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

     (3) Depositary Shares. When the Registration Statement has become effective under the Act, the terms of the deposit agreement under which the depositary shares are to be issued have been duly established and the deposit agreement has been duly authorized, executed and delivered, the terms of the depositary shares and of their issuance and sale have been duly established by all necessary corporate action in conformity with the deposit agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any
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The St. Paul Companies, Inc.
St. Paul Capital Trust II                                                 -6-

requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, the preferred stock represented by the depositary shares has been duly delivered to the depositary and the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred stock in accordance with the deposit agreement and authorized, issued and sold as contemplated by the Registration Statement, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

     (4) Common Stock. When the Registration Statement has become effective under the Act, the terms of
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The St. Paul Companies, Inc.
St. Paul Capital Trust II                                                 -7-

the sale of the common stock have been duly established by all necessary corporate action in conformity with the Corporation's restated articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the common stock has been duly authorized, issued and sold as contemplated by the Registration Statement, the common stock will be validly issued, fully paid and non-assessable. The common stock covered in the opinion in this paragraph includes any common stock that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

     (5) Warrants. When the Registration Statement has become effective under the Act, the terms of the warrant agreement under which the warrants are to be issued have been duly established and the warrant agreement has been duly authorized, executed and delivered, the terms of such warrants and of their issuance and sale have been duly
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The St. Paul Companies, Inc.
St. Paul Capital Trust II                                                  -8-

established by all necessary corporate action in conformity with the warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation and such warrants have been duly authorized, executed and authenticated in accordance with the warrant agreement and issued and sold as contemplated in the Registration Statement, such warrants will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued pursuant to the terms of any other Securities.

     (6) Stock Purchase Contracts. When the Registration Statement has become effective under the Act, the terms of the stock purchase contract agreement under
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The St. Paul Companies, Inc.
St. Paul Capital Trust II                                                   -9-

which the stock purchase contracts are to be issued have been duly established and the stock purchase contract agreement has been duly authorized, executed and delivered, the terms of the stock purchase contracts and of their issuance and sale have been duly established by all necessary corporate action in conformity with the stock purchase contract agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation and the stock purchase contracts have been duly authorized, executed and authenticated in accordance with the stock purchase contract agreement and issued and sold as contemplated in the Registration Statement, the stock purchase contracts will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The
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The St. Paul Companies, Inc.
St. Paul Capital Trust II                                                 -10-

stock purchase contracts covered by the opinion in this paragraph include any stock purchase contracts that may be issued pursuant to the terms of any other Securities.

     (7) Units. When the Registration Statement has become effective under the Act, the terms of the unit agreement under which the units are to be issued have been duly established and the unit agreement has been duly authorized, executed and delivered, the terms of the units and of their issuance and sale have been duly established by all necessary corporate action in conformity with the unit agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation and the units have been duly authorized, executed and authenticated in accordance with the unit agreement and issued and sold as contemplated in the Registration Statement, the units will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer,
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The St. Paul Companies, Inc.
St. Paul Capital Trust II                                                 -11-

reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

     (8) Guarantee. When the Registration Statement has become effective under the Act, the terms of the guarantee agreement under which the Guarantee is to be issued have been duly established by all necessary corporate action so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, the guarantee agreement has been duly authorized, executed and delivered, and the Preferred Securities entitled to the benefit of the guarantee agreement have been duly authorized, issued and sold as contemplated in the Registration Statement, the Guarantee will constitute a valid and legally binding obligation of the Corporation,
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The St. Paul Companies, Inc.
St. Paul Capital Trust II                                                 -12-

subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     I note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the
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The St. Paul Companies, Inc.
St. Paul Capital Trust II                                                 -13-

judgment.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the States of New York and Minnesota, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of New York law, I have relied upon the opinion, dated the date hereof, of Sullivan & Cromwell, and my opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Sullivan & Cromwell.

     Also, I have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by me to be responsible, and I have assumed that the Senior Debt Indenture has been duly authorized, executed and delivered by the Trustee and that all signatures on the Senior Debt Indenture are genuine, assumptions which I have not independently verified.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the
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The St. Paul Companies, Inc.
St. Paul Capital Trust II                                                 -14-

references to me under the heading "Validity of Securities" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,


                                       /s/ Bruce A. Backberg